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                                                                   EXHIBIT 10(C)

                   1996 ELECTRONIC DATA SYSTEMS CORPORATION
                              STOCK PURCHASE PLAN


     WHEREAS, General Motors Corporation ("GM") established the 1984 Electronic Data Systems Stock Purchase Plan as a plan for the employees of Electronic Data Systems Corporation, a Texas corporation (the "Predecessor Company"), and certain of its subsidiaries to purchase at a discount under the requirements of
Section 423 of the Internal Revenue Code shares of General Motors Corporation Class E Common Stock; and

     WHEREAS, in connection with the merger of the Predecessor Company into Electronic Data Systems Corporation, a Delaware Corporation ("EDS"), and the split-off of EDS from GM, the Board of Directors of EDS has determined it in the best interests of the employees of EDS and its subsidiaries to adopt and establish the Plan immediately after such split-off without lapse, suspension or interruption in participation.

     NOW, THEREFORE, effective as of the consummation of the split-off of EDS from GM, EDS hereby adopts and establishes this, the 1996 Electronic Data Systems Corporation Stock Purchase Plan.

1. Purpose of Plan. The purpose of the Plan is to provide employees of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and its subsidiaries (collectively, the "Company") with a strong incentive for individual creativity and contribution to ensure the future growth of the Company by enabling such employees to acquire shares of common stock, $.01 par value per share (the "EDS Stock"), of EDS, in the manner contemplated by the Plan. Rights to purchase EDS Stock offered pursuant to the Plan are a matter of separate inducement and not in lieu of any salary or other compensation for the services of any employee. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Amount of Stock Subject to the Plan: Payment for Shares. The total number of shares of EDS Stock that may be issued pursuant to rights of purchase granted under the Plan shall not exceed 57,500,000 shares of the authorized EDS Stock. In the discretion of the Board of Directors of EDS (the "Board of Directors") or its delegate, such shares may be: (i) treasury shares, including shares acquired by EDS in open market transactions; or (ii) authorized but unissued shares. If a right of purchase under the Plan expires or is terminated unexercised for any reason, the shares as to which such right so expired or terminated again may be made subject to a right of purchase under the Plan.

3. Administration. The Compensation and Benefits Committee of the Board of Directors (the "Committee") shall appoint or engage any person or persons as an administrator (the "Administrator") of the Plan, who may be, but shall not be required to be, a member of the Committee. Any person engaged or delegated to be the Administrator who is not an employee of EDS, shall be required to be bonded and insured for errors and omissions

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     insurance in such amounts and by such carrier as is deemed suitable and appropriate by the Committee. The Committee and the Administrator shall administer the Plan all as provided herein. The Committee shall hold meetings at such times and places as it may determine and may take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee may request advice or assistance or employ such other persons as it deems necessary for proper administration of the Plan. Subject to the express provisions of the Plan and the requirements of applicable law, the Committee shall have authority, in its discretion, to determine when each offering hereunder of rights to purchase shares (hereinafter "offering") shall be made, the duration of each offering, the dates on which the purchase period for each offering shall begin and end, the total number of shares subject to each offering, the purchase price of shares subject to each offering and the exclusion of any classes of employees pursuant to
     Section 4(ii). Subject to the express provisions of the Plan, the Committee has authority (a) to construe offerings, the Plan and the respective rights to purchase shares, (b) to prescribe, amend and rescind rules and regulations relating to the Plan and (c) to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee with respect to matters referred to in this Section 3 as within its province shall be conclusive, except that, to the extent required by law or by the Certificate of Incorporation or By-Laws of EDS, the terms of any offering shall be subject to ratification by the Board of Directors or the Committee prior to the effective date of such offering.

4. Eligibility. No right to purchase shares shall be granted hereunder to a person who is not an employee of EDS or a subsidiary corporation, now existing or hereafter formed or acquired. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings respectively given to such terms in Sections 424(e) and 424(f) of the Code. Each offering shall be made to all employees of EDS and to all employees of any subsidiary corporations as is designated by the Committee to participate in the Plan, excluding: (i) employees whose customary employment is 20 hours or less per week or not more than five months in any calendar year; (ii) in the discretion of the Committee, as specified in the terms of any offering, the following classes of employees: officers, highly compensated employees and employees whose principal duties consist of supervising the work of other employees; (iii) any employee who, immediately after the grant of a right to purchase stock pursuant to an offering, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employee's employer or of any subsidiary or parent corporation of the employee's employer (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied; shares that the employee may purchase under outstanding rights of purchase and options shall be treated as stock owned by him; and the Committee and the Administrator may rely on representations of fact made to them by the employee and believed by them to be true); and (iv) directors and officers of EDS.

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5.   Offerings. The Committee may make grants to all eligible employees of EDS and to all eligible employees of any subsidiary corporation as is designated by the Committee to participate in the Plan of rights to purchase shares under the terms hereinafter set forth. The terms and conditions of each offering shall state its effective date, shall define the duration of such offering and the purchase period thereunder, shall specify the number of shares that may be purchased thereunder, shall specify the purchase price for such shares and shall specify what class of employees, if any, are excluded pursuant to Section 4(ii). During the purchase period specified in the terms of an offering (or during such portion thereof as an eligible employee may elect to participate), payroll deductions shall be made from such employee's compensation pursuant to Sections 6 and 7. Any stated purchase period shall end no later than 27 months from the effective date of any offering hereunder. The measure of an employee's participation in an offering shall be such employee's total compensation for the purchase period specified in such offering (or for such portion thereof as the employee is eligible to participate), subject to appropriate adjustments that would exclude items such as reimbursement of moving, travel, trade or business expenses.

6. Participation. An employee eligible on the effective date of an offering or thereafter during the offering may participate in such offering by enrolling through the Corporate Administrative System or, if unavailable to the eligible employee, then by completing a payroll deduction authorization form and forwarding it to the Administrator at any time prior to the beginning of the next payroll period in which payroll deductions will be made. The employee must authorize a regular payroll deduction from the employee's compensation and must specify the date on which such employee's deduction and participation in the Plan is to commence, which may not be retroactive. An employee shall be considered a "Participant" in the Plan as of the payroll date of the first payroll deduction.

7. Deductions. The Administrator will maintain a payroll deduction account for each participating employee. With respect to any offering made under the Plan, an employee may authorize a payroll deduction of any whole percentage up to a maximum of 10% of the total compensation receives during the purchase period specified in an offering (or during such portion thereof as he/she may be eligible or elect to participate).

8. Deduction Changes. At any time prior to the end of the applicable purchase period, a Participant may change or temporarily discontinue payroll deductions by filing a new payroll deduction authorization form. Notwithstanding, no participant shall be entitled to change a payroll deduction more than twice or to temporarily discontinue a payroll deduction more than once during any purchase period. In addition, no such change or discontinuance shall become effective sooner than the next payroll period after the Participant properly registered a change to the payroll deduction authorization information then on file with the Administrator.

9. Withdrawal of Funds. A Participant may at any time and for any reason withdraw the entire cash balance then accumulated in such Participant's payroll deduction account and thereby withdraw from participating in an offering. Upon withdrawal of the cash balance in a

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     payroll deduction account, such Participant shall cease to be eligible to participate in the offering pursuant to which the withdrawn funds were withheld. Partial withdrawals shall not be permitted. Any cash balance withdrawn in accordance with this Section 9 may not be transferred to any payroll deduction account maintained for the employee pursuant to another offering, whether under the Plan or under another such plan.

10. Right of Purchase--Option for a Maximum Number of Shares. The right of an employee to purchase stock pursuant to an offering under the Plan shall be an "option" (and an offering shall be the "grant" of such option) to purchase a maximum number of shares determined by dividing: (i) 15% of the employee's monthly base salary, determined as of the date of the offering or the commencement of such Participant's eligibility to participate in the offering, whichever is later, multiplied by the number of months in the purchase period or the number of months such Participant is eligible to participate in the offering, whichever is less; by (ii) the fair market value of a share determined as of the date of the offering in the manner set forth in Section 12.

11. Maximum Allotment of Rights of Purchase. Any right to purchase shares under the Plan shall be subject to the limitations of Section 423(b)(8) of the Code (generally limiting accrual of the right of any employee to purchase shares under all employee stock purchase plans of EDS and any subsidiary or parent corporation, qualified under Section 423 of the Code, to an annual rate of $25,000 in fair market value).

12. Purchase Price. The purchase price for each share under each right of purchase granted pursuant to an offering shall not be less than the lesser of: (i) an amount equal to 85% of the fair market value (defined below) of such share at the time the right of purchase is granted; or (ii) an amount which under the terms of the option is not less than 85% of the fair market value of such share at the time the right to purchase is exercised. The "fair market value" of a share of EDS Stock on any given date shall be the mean between the high and low sale prices on the New York Stock Exchange Composite Tape for EDS Stock, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date or on the date immediately prior thereto on which such prices for EDS Stock are so reported or, if not so reported, as reported in a newspaper of national circulation selected by the Committee or, in case no such sales take place on such date, the mean of the closing bid and asked prices (regular way) on the New York Stock Exchange Composite Tape on such date or, if the EDS Stock is not then listed or admitted to trading on the New York Stock Exchange, the mean between the high and low sale prices on such date or, in case no sales take place on such date, the mean of the closing bid and asked prices (regular way) on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any principal national securities exchange, then the last reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System or, if such sale prices shall not be reported thereon, the mean of the closing bid and asked prices as reported thereon, or if such prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the mean

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     of two appraisals of fair market value, each of which shall be furnished by a New York Stock Exchange member firm selected by the Committee for that purpose. In the event the funds in the payroll deduction account of a participating employee are in a currency other than United States dollars on any investment date (as defined below), for purposes of determining the maximum whole number of shares that may be purchased pursuant to Section
     13, such funds shall be deemed to have been converted into United States dollars based upon the foreign exchange selling rates, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date, or if not so reported on such date, as reported on the next preceding date on which such rates are reported.

13. Method of Payment. As of the last Friday in each calendar month, except the last calendar month of a purchase period, and as of the last day of the purchase period (each of such dates being known as an "investment date"), the payroll deduction account of each Participant shall be totaled. If on an investment date, the payroll deduction account of a Participant has at least Three Hundred and 00/100 Dollars ($300.00) or an amount equal to the purchase price of ten (10) shares of EDS stock then, on such investment date such Participant shall purchase without any further action, the maximum whole number of shares (subject to the limitation provided in Section 10) possible at the then fair market value of such shares as determined in accordance with Section 12 together with any fees or charges associated with such purchase that can be purchased with the funds in such Participant's payroll deduction account, provided that fractional shares may not be purchased. The Participant's payroll deduction account shall be charged for the amount of the purchase and a stock certificate shall be issued for the benefit of the Participant as soon thereafter as practicable for the shares so purchased, which certificate may be issued in nominee name. Participant's payroll deduction account at the end of each purchase period shall be refunded to such Participant. All funds in payroll deduction accounts may be used by EDS for its general corporate purposes as the board of directors of EDS shall determine. However, the last purchase on the last investment date of a grant year shall be for the maximum whole number of shares (subject to the limitation provided in Section 10) possible that can be purchased with the funds available in such Participant's payroll deduction account, and all cash remaining in such Participant's payroll deduction account thereafter shall be returned to the Participant.

14. Issuance of Certificates and Payment of Expenses. Upon request and after expiration of applicable restrictions, certificates representing shares purchased under the Plan may be issued in the name of the employee or, if he/she so indicates on an appropriate form: (i) in such Participant's name jointly with a member of such Participant's family, with right of survivorship; (ii) in the name of a fiduciary for the employee (in the event the employee is under a legal disability to have certificates issued in such Participant's name); or (iii) in a manner giving effect to the status of such shares as community property in jurisdictions where applicable. Upon termination of employment, certificates representing both restricted and nonrestricted shares purchased under the Plan will be issued in the name of the employee and forwarded to such Participant's account address on file with the Plan's transfer agent of record. In the event of a final non-appealable court-ordered account

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     distribution, certificates representing both restricted and nonrestricted shares purchased under the Plan will be issued in the name and to the address specified in the court documents provided to the office of the Administrator. EDS shall pay all issue or initial transfer taxes of EDS with respect to the issuance or initial transfer of shares, as well as all fees and expenses necessarily incurred by EDS in connection with such issuance or initial transfer.

15. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by a right of purchase until a stock certificate for such shares is issued to the benefit of such Participant, which stock certificate may be issued in nominee name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or in other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 18.

16. Sale of Stock. Shares of stock purchased under the Plan may not be sold or transferred within two years of the date of purchase unless they are first offered to EDS (as designated by the Committee) at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect.

17. Rights Not Transferable. Rights to purchase shares under the Plan are not transferable by a participating employee and may be exercised only by such Participant during such Participant's lifetime.

18. Adjustment of Shares. If any change is made in the number, class or rights of shares subject to the Plan or subject to any offering under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe or other change in capital structure), appropriate adjustments shall be made as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding rights of purchase as shall be equitable to prevent dilution or enlargement of such rights; provided, however, that any such adjustment shall comply with the rules of Section 424(a) of the Code if the transaction is one described in said Section 424(a); provided further that in no event shall any adjustment be made that would render any offering other than an offering pursuant to an employee stock purchase plan within the meaning of
     Section 423 of the Code; and provided further that the issuance by EDS of up to 120,000,000 shares of the EDS Stock, either pursuant to or outside the ambit of the Plan, shall not require adjustment pursuant to this Section.

19. Retirement, Termination and Death. In the event of a Participant's retirement or termination of employment, the amount in any Participant's payroll deduction account shall be refunded to such Participant and the restricted and nonrestricted shares of stock held for such

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     Participant's benefit by the Plan shall be issued to such Participant, and in the event of such Participant's death, such amount and stock shall be paid and issued to such Participant's estate.

20. Amendment of the Plan. This Plan may be amended at any time by the Committee, provided that, without the approval of the stockholders of EDS entitled to vote thereon, no such amendment shall become effective if it would: (i) increase the number of shares reserved for rights of purchase under the Plan; or (ii) modify the requirements as to eligibility for participation in the Plan.

21. Termination of the Plan. The Plan and all rights of employees hereunder shall terminate: (i) on the investment date that participating employees become entitled to purchase a number of shares greater than the number of shares remain available for purchase under the Plan; or (ii) in the discretion of the Committee, upon the completion of any purchase period. In the event that the Plan terminates under circumstances described in (i) above, shares remaining available for purchase under the Plan as of the termination date shall be issued to Participants on a pro rata basis. Any cash balances remaining in Participants' payroll deduction accounts upon termination of the Plan shall be refunded as soon thereafter as practicable. The powers of the Committee provided by Section 3 to construe and administer any right to purchase shares granted prior to the termination of the Plan shall nevertheless continue after such termination.

22. Listing of Shares and Related Matters. If at any time the Committee shall determine, based on opinion of counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or Federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to counsel.

23. Third Party Beneficiaries. None of the provisions of the Plan shall be for the benefit of or enforceable by any creditor of a Participant. A Participant may not create a lien on any portion of the cash balance accumulated in such Participant's payroll deduction account or on any shares covered by a right to purchase before a stock certificate for such shares is issued for such Participant's benefit.

24. General Provisions. The Plan shall neither impose any obligation on EDS or on any subsidiary corporation to continue the employment of any Participant or eligible employee, nor impose any obligation on any Participant to remain in the employ of EDS or of any subsidiary corporation. For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation within the meaning of
     Section 423(a)(2) of the Code and the regulations and rulings interpreting such Section. For

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     purposes of the Plan, the transfer of an employee from employment with EDS to employment with a subsidiary of EDS, or vice versa, shall not be deemed a termination of employment of the employee. Subject to the specific terms of the Plan, all employees granted rights to purchase shares hereunder shall have the same rights and privileges.

25. Governing Law. Except where jurisdiction is exclusive to the federal courts or except as governed by federal law, the Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

26. Effective Date. The Plan shall be deemed effective upon its approval by the Board of Directors; provided, however, that no purchase period under the Plan may begin until a Registration Statement under the Securities Act of 1993, as amended, covering the shares to be issued under the Plan has become effective.

27. Dividend Reinvestment. Any employee or any employee who, upon separation from EDS, was eligible for an early or normal retirement benefit from the EDS Retirement Plan ("Retiree"), and who, pursuant to Sections 6 and 28, has any shares to his benefit in the Plan for which certificates have not been issued pursuant to Section 14, may elect to have any and all dividends issued on such shares reinvested in additional shares at full fair market value. The Administrator shall establish and communicate all procedures necessary for employees or Retirees to reinvest dividends, including the charging of any reasonable fee to participating employees or Retirees for reinvesting dividends in accordance herewith.

28. Deposit of Certificated Shares. Any employee of EDS who holds EDS Stock certificates issued in any manner specified in Section 14(i)-(iii) representing shares of EDS Stock, may deposit the EDS Stock certificates into the Plan by transferring such shares into nominee name. Any such transfer of certificated shares shall be made pursuant to procedures established by the Administrator. Any employee who elects to transfer shares into nominee name pursuant to this Section is not required to participate pursuant to Plan Sections 6 and 7, but shall be eligible to invest dividends earned on such shares transferred pursuant to this Section in accordance with Section 27.

29. Retirees. Notwithstanding anything to the contrary in Section 14 or elsewhere in the Plan, Retirees who, by reason of Section 6 acquired shares pursuant to the Plan, may continue to hold such shares in nominee name and elect to invest the dividends earned therein in accordance with Section 27 but may not purchase any additional shares pursuant to Sections 6 and 7.

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